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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 1996.


                             CASH CAN INCORPORATED
             (Exact name of registrant as specified in its charter)


         DELAWARE                      0-19851                 75-2371682
         --------                      -------                 ----------
(State of other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)           Identification No.)


              2321 Noriega Street, San Francisco, California 94122
              ----------------------------------------------------
                (Address of principal executive offices)  (Zip code)


Registrant's telephone number, including area code:  (415) 564-4770
                                                     --------------
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                             CASH CAN INCORPORATED

                                    Form 8-K

Item 1.  Changes in Control of Registrant

         By letter dated Nov. 5, 1996 and received by Cash Can Incorporated November 7, 1996, Alan Khoo submitted his resignation as director of Cash Can Incorporated. At a special meeting of the Registrant's Board of Directors held on November 7, 1996 we accepted the resignation of Alan Khoo as director.

         On November 11, 1996 Arthur E. Juhl, President and CEO appointed Peter Piper Bolles, CFO of Cash Can Incorporated as the new director of Cash Can Incorporated replacing Alan Khoo.

         As a result of the action, a change in control of the Registrant was effected.


Item 2.  Acquisition or Disposition of assets - not applicable.


Item 3.  Bankruptcy or Receivership - not applicable.


Item 4.  Changes in Registrant's Certifying Account - Not applicable.


Item 5.  Other events not applicable.


Item 6.  Resignations of Registrant's Directors - not applicable. (See Item 1)


Item 7. Financial Statement and Exhibits Form 10-KSB filed in June 96 for fiscal year ending Dec. 31, 1995.


Item 8.  Change in Fiscal Year - not applicable.

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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.



                                                CASH CAN INCORPORATED


Date: November 12, 1996                         /s/ ARTHUR E. JUHL
                                                -------------------------
                                                Arthur E. Juhl,
                                                President/CEO